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                                                                     EXHIBIT 4.1

                           SILICON ENTERTAINMENT, INC.

                   THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

         THIS THIRD AMENDED AND RESTATED RIGHTS AGREEMENT (the "Agreement") is entered into as of December 31, 1998, by and among Silicon Entertainment, Inc., a California corporation (the "Company"), the undersigned purchasers of Series C Preferred Stock of the Company (the "Purchasers"), the existing holders of registration and investor rights of the Company by virtue of their being parties to the Second Amended and Restated Rights Agreement (the "Second Amended and Restated Rights Agreement") dated July 23, 1998 (the "Existing Holders"), and, with respect to Section 3 below, the undersigned holders of Common Stock of the Company (the "Common Holders").

                                    RECITALS:

         A. Concurrently herewith, the Purchasers and the Company are entering into the Second Amended Series C Preferred Stock Purchase Agreement (the "Amended Series C Agreement") pursuant to which the Purchasers are purchasing from the Company shares of the Company's Series C Preferred Stock.

         B. By this Agreement, the Company, the Existing Holders and the Common Holders desire to amend and restate the Second Amended and Restated Rights Agreement and with the Purchasers desire to set forth certain registration and other rights of the parties as set forth below.


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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

         1. Registration Rights.

            1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                 (b) The term "Registrable Securities" means (i) any and all shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock issued and sold by the Company and held by the Existing Holders, any and all shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series C Preferred Stock issued and sold by the Company pursuant to the Amended Series C Agreement, the Series B Preferred Stock issuable or issued upon exercise of the Warrant to Purchase Shares of Series B Preferred Stock, dated October 15, 1996, issued to Phoenix Leasing Incorporated and any and all Common Shares (as defined in Section 3.1(d) below); (ii) stock issued in lieu thereof in any reorganization which have not been sold to the public; or (iii) stock issued in respect of the stock referred to in (i) and
(ii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.

                 (c) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.

                 (d) The term "Initiating Holders" means any Holder or Holders 40% or greater of the aggregate of the Registrable Securities then outstanding.

                 (e) The term "SEC" means the Securities and Exchange
Commission.

                 (f) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

            1.2. Demand Registration.

                 (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or


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compliance with respect to at least 40% of the aggregate number of Registrable
Securities then outstanding, or any lesser percentage if the anticipated aggregate offering price of such registration, qualification or compliance, net of standard underwriting discounts, would exceed $5,000,000, the Company will:

                     (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                     (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

                          (A) at any time prior to the earlier of (i) 6 months
following the effective date of the registration statement under the Securities Act for the Company's initial registered underwritten public offering (the "IPO") of its securities to the general public (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) February 7, 2002;

                          (B) in any particular jurisdiction in which the
Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                          (C) after the Company has effected two (2) such
registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective.

         Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 90 days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 90 days after the expiration of the initial 90-day period within which to file such registration statement.

                 (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise



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the Company as part of their request made pursuant to subsection 1.2 and the
Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities, other than the Common Shares, to be included in such underwriting shall not be reduced unless all other securities, including the Common Shares, are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                 (c) Company Shares. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

            1.3. Company Registration.

                 (a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                 (i) promptly give to each Holder written notice thereof and

                 (ii) include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.



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                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (i) if such registration is the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b)(ii) shall not be reduced to less than twenty percent (20%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.3(a)(i) above. If any Holder disapproves of the terms of the any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 (c) Registration Rights of Officers, Directors and Employees. Upon any sale by the Company of its securities to the public in a firmly underwritten public offering, the officers, directors and employees of the Company shall be entitled to include any of their securities of the Company in any registration by the Company under this subsection 1.3 provided that such inclusion shall not diminish the number of securities included by the Company or the number of Registrable Securities which may be included by the Holders as set forth in subsection 1.3(b) above in the event that the underwriters determine that marketing factors require a limitation on the number of shares included in the registration and underwriting.

            1.4. Form S-3. In addition to the rights and obligations set forth in subsection 1.2 above, if Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and commissions) would exceed $500,000 and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3


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(or any successor form to Form S-3); provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.4:

                 (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                 (b) if the Company, within 10 days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within 45 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                 (c) during the period starting with the date of filing of, and ending on a date 90 days following the effective date of, a registration statement described in (b) above or pursuant to subsection 1.2, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and further provided that no other person or entity could require the Company to file a registration statement in such period;

                 (d) if the Company has effected 2 registrations pursuant to this subsection 1.4 within a 12-month period from the date of such request; or

                 (e) if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than 90 days after the furnishing of such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.4 more than twice in any 12 month period.

         In the event such Initiating Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be reasonably acceptable to the Company, provided, however, that in the event such underwriter(s) is (are) not reasonably acceptable to the Company, the Company shall be required to furnish to the Holders, within 20 days of the receipt of the request for registration from Initiating Holders pursuant to this subsection 1.4, the names of at least 2 underwriters acceptable to the Company, who agree to act as underwriter for the proposed offering on terms no less favorable to the Holders than those terms proposed in writing by the underwriter(s) selected by the Initiating Holders. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b) shall apply to all participants in such offering.



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            1.5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 1 shall be borne by the Company except as follows:

                 (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Initiating Holders, in which latter such case, such expenses shall be borne by the Holders requesting such withdrawal.

                 (b) The Company shall not be required to pay fees or disbursements of legal counsel of a Holder unless all the Holders specify one special counsel.

                 (c) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

                 (d) The Company shall only pay the Registration Expenses of the first two (2) registrations pursuant to subsection 1.4 and any Registration Expenses of additional registration pursuant to subsection 1.4 shall be borne pro rata by the Holders participating in such registration.

            1.6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

                 3 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.



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                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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        1.7. Indemnification.

                 (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, agents and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

                 (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, agents, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners, agents and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument


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duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                 (c) Each party entitled to indemnification under this subsection 1.7 (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 1.7; then, in each such case, the Company and such Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions as is appropriate to reflect the relative fault of the Indemnifying


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Party on the one hand and of the Indemnified Party on the other in connection with the statement or omission or misstatement that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

         1.8. Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

         1.9. Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

         1.10. Transfer of Registration Rights. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3, 1.4 and 1.9, may be assigned to a transferee or assignee of at least 50,000 shares (as adjusted for stock splits, stock dividends, recapitalization and like events) of a Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders' rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee of fewer than 50,000 shares


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(as adjusted for stock splits, stock dividends, recapitalizations and like events) of a Holder's Registrable Securities if such transferee is a partner, member or a retired partner of such Holder.

         1.11. Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders of not less than a majority of the Registrable Securities then outstanding enter into any agreement, with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand any registration or include such securities in any registration filed under subsections 1.2, 1.3 or 1.4 hereof if such inclusion would adversely affect the rights of any Holder (or any qualifying transferee under subsection 1.10) under such subsections.

         1.12. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                 (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                 (b) such agreement shall not be required unless all officers and directors and employees of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) or purchasing common stock of the Company enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         2. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

            2.1. Annual Financial Information. The Company shall deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, but in any event within 90 days thereafter, statements of operations, shareholders' equity and cash flows of the Company for such year, and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("gaap"), and audited by independent public accountants of national standing selected by the Company's Board of Directors.

            2.2. Quarterly Financial Information. The Company shall deliver to each Holder as soon as practicable after the end of each fiscal quarter of the Company, and in any event within 45 days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and statements of operations of the Company for such period, prepared in accordance with gaap, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

            2.3. Budgets; Additional Information. The Company will provide each Holder with the Company's annual (and, as applicable, quarterly) budget as approved by the Company's Board of Directors and access to such other information as may be reasonably requested by the Holder all at such reasonable times as may be requested by the Holder; provided, however that the Company shall not be obligated pursuant to this subsection 2.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

            2.4. Termination of Information Covenants and Confidentiality of Information. The covenants of the Company set forth in subsections 2.1, 2.2 and
2.3 shall terminate as to the Holder and be of no further force or effect (i) upon the consummation by the Company of the IPO (as defined in subsection 1.2 above), or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event shall first occur. Each Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Holder may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or except as otherwise required by law, legal process or regulatory authority, or unless the Company gives its written consent to the Holder's release of such information, except that no such written consent shall be required (and the Holder shall be free to release such information to such recipient) if such information is to be provided to a Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient provide services to Holder), or to an officer, director or partner of a Holder, provided that the Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

            2.5. Assignment of Rights of Information. The rights granted pursuant to subsections 2.1, 2.2 and 2.3 may be assigned by each Holder upon sale or transfer by such Holder of at least 50,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and like events), provided that any holder may transfer rights to a transferee of fewer than 50,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and like events) of a holder's Registrable Securities if such transferee is a partner, a retired partner or member of such Holder. Notwithstanding anything else in this subsection 2.5, rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder.

            2.6. Right of First Refusal.

                 (a) If, at any time prior to the termination of this right of first refusal pursuant to subsection 2.6(f), the Company should desire to issue in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as hereinafter defined), it shall give each Holder the first right to purchase such Holder's pro rata share (or any part thereof) of all of such privately offered Equity Securities on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Holder's pro rata share of the Equity Securities shall be equal to that percentage of the outstanding Common Stock of the Company held by such Holder on the date hereof. For purposes of this subsection 2.6, the outstanding Common Stock of the Company shall include (i) outstanding shares of Common Stock, and (ii) shares of Common Stock issued or issuable upon conversion of any then outstanding Preferred Stock of the Company.

                 (b) Prior to any sale or issuance by the Company of any Equity Securities, the Company shall notify each Holder in writing of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within 30 days after receipt of such notice, each Holder shall notify the Company whether such Holder desires to exercise the option to purchase such Holder's pro rata share (or any part thereof) of the Equity Securities so offered. If a Holder elects to purchase such Holder's pro rata share, then such Holder shall have a right of over-allotment such that if any other Holder fails to purchase such Holder's pro rata share of the Equity Securities, such Holder(s) who have elected to purchase their pro rata shares may purchase, on a pro rata basis, that portion of the Equity Securities which such other Holders elected not to purchase.

                 (c) After termination of the 30 day period specified in subsection 2.6(b) above, the Company may, during a period of 60 days following the end of such 30 day period, sell and issue such Equity Securities as to which the Holders do not indicate a desire to purchase to another person as well as those additional shares of Equity Securities it originally intended to issue to other persons, upon the same terms and conditions as those set forth in the notice to the Holders. In the event the Company has not sold the Equity Securities, or has not entered into an agreement to sell the Equity Securities, within said 60 day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Holders in the manner provided above.

                 (d) If a Holder gives the Company notice that such Holder desires to purchase any of the Equity Securities offered by the Company, payment for the Equity Securities shall be by check, or wire transfer, against delivery of the Equity Securities at the executive offices of the Company within 10 days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by a Holder of the right to purchase Equity Securities as set forth in this subsection 2.6.

                 (e) The right of first refusal contained in this Section 2 shall not apply to the issuance by the Company of Equity Securities (i) to employees, directors or consultants of the Company approved by the Company's Board of Directors, (ii) as part of an acquisition by the Company of all or substantially all of the assets or shares of another company or entity whether through a merger, exchange, reorganization or the like, (iii) pursuant to equipment financing or leasing arrangements or in connection with strategic partnering transactions approved by the

Company's Board of Directors, (iv) issued upon conversion of the Series A Shares, the Series B Shares or the Series C Shares, (v) issued in connection with any stock split, stock dividend, recapitalization or similar event or (vi) issued in connection with the IPO (as defined in subsection 1.2 above).

                 (f) The right of first refusal contained in this subsection 2.6 shall terminate upon the closing of the IPO (as defined in subsection 1.2 above).

                 (g) The term "Equity Securities" shall mean (i) Common Stock, rights, options or warrants to purchase Common Stock; (ii) any security other than Common Stock having voting rights in the election of the Board of Directors, not contingent upon a failure to pay dividends; (iii) any security convertible into or exchangeable for any of the foregoing except that Equity Securities shall not include the Series C Shares; and (iv) any agreement or commitment to issue any of the foregoing.

                 (h) A Purchaser's right to purchase any Equity Securities pursuant to this subsection 2.6 may be assigned by a Purchaser to an affiliate of a Purchaser. For the purposes of this subsection 2.6, an "affiliate" shall mean any partner, member or shareholder of a Purchaser or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Purchaser.

         3. Agreements Between Holders and Common Holders.

            3.1. Right of Co-Sale.

                 (a) The Right. If at any time one or more of the Common Holders propose to sell or otherwise transfer any Common Shares (as defined in Section 3.1(d) below) to parties other than the Holders (on a pro rata basis) in a transaction (the "Transaction") not registered under the Securities Act then any Holder (a "Selling Holder" for purposes of this subsection 3.1) which notifies such Common Holder in writing within 30 days after receipt of the notification from such Common Holder referred to in subsection 3.1(b), shall have the opportunity to sell up to a pro rata portion of the Common Shares which the Common Holder proposes to sell to such third party in the Transaction. In such instance, the Common Holder shall assign so much of his interest in the proposed agreement of sale as the Selling Holder shall be entitled to and shall request hereunder, and the Selling Holder shall assume such part of the obligations of the Common Holder under such agreement as shall relate to the sale of the securities by the Selling Holder. For the purposes of this subsection 3.1, the "pro rata portion" which the Selling Holder shall be entitled to sell shall be an amount of Common Shares equal to a fraction of the total amount of Common Shares proposed to be sold to such third party. The numerator of such fraction shall be the number of equity securities of the Company (assuming the conversion of all such securities to Common Stock) owned by a Selling Holder and the denominator shall be the total number of equity securities (assuming the conversion of all such securities to Common Stock) owned by all participating Selling Holders and the Common Holder proposing to sell shares in the Transaction. Each Selling Holder shall notify the Common Holder whether it elects to sell an amount equal to or less than its pro rata share of the Common Shares so offered. Each Selling Holder shall be entitled to apportion Common Shares to be sold among its partners and affiliates (as defined in subsection 2.6(h) above), provided that such

Selling Holder notifies the Common Holder of such allocation, and provided that such allocation does not threaten the Company's reliance on any exemption from the registration provisions of the Securities Act or the applicable qualifications provisions. For purposes of this subsection 3.1, the stock of the Company shall be arithmetically adjusted for stock dividends, stock splits, recapitalizations and the like.

                 (b) Failure to Notify. If within 30 days after the Common Holder gives his aforesaid notice to the Holders, the Holders do not notify the Common Holder that they desire to sell all of their pro rata portions of the Common Shares described in such notice for the price and on the terms and conditions set forth therein, then the Common Holder may sell during the period set forth in subsection 3.1(c) such Common Shares as to which the Holders do not elect to sell. Any such sale shall be made only to persons identified in the Common Holder's notice and at the same price and upon the same terms and conditions as those set forth in the notice. In the event the Common Holder has not sold the Common Shares or entered into an agreement to sell the Common Shares within the period set forth in Section 3.1(c), the Common Holder shall not thereafter sell any Common Shares without first notifying the Holders in the manner provided above.

                 (c) Notice. Prior to any sale by a Common Holder of any Common Shares, the Common Holder shall notify each Holder, in writing, of his intention to sell and issue such securities (the "Offered Securities"), setting forth in reasonable detail the general terms under which he proposed to make such sale including the number of Common Shares to be sold or transferred, the nature of the sale or transfer, the consideration to be paid and the identity of the Holder. Within 30 days after receipt of such notice, any Holder which desires to exercise its rights under this subsection 3.1 shall notify the Common Holder that it desires to sell its pro rata share of the Offered Securities. Each Holder shall be entitled to apportion Offered Securities to be sold among its partners and affiliates (as defined in subsection 2.6(h) above), provided that such Holder notifies the Common Holder of such allocation.

                 (d) Definition. The term "Common Shares" shall mean all shares of Common Stock of the Company owned or subsequently acquired by Common Holder and all shares of Common Stock issuable upon exercise or conversion of any exercisable or convertible securities held or subsequently acquired by Common Holder.

            3.2. Limitations to Rights of Co-Sale. Without regard and not subject to the provisions of subsection 3.1;

                 (a) A Common Holder may sell or otherwise assign, without consideration, Common Shares to any or all of his ancestors, descendants, spouse, or members of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of his ancestors, descendants, spouse, or members of his immediate family without compliance with this Section 3, provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment, shall have executed documents assuming the obligations of such Common Holder under this Agreement with respect to the transferred securities;

                 (b) The Company may exercise in full its rights to repurchase unvested Common Stock issued pursuant to stock purchase or option agreements entered into between the Company and the Common Holders without compliance with this Section 3.

                 (c) A Common Holder may sell, transfer or pledge up to fifteen percent (15%), in the aggregate, of the Common Stock of the Company held by such Common Holder as of the date hereof without compliance with this Section 3.

                 (d) A Common Holder may sell the Common Stock of the Company held by such Common Holder in connection with the IPO without compliance with this Section 3.

            3.3. Legends. All instruments evidencing Common Shares held by the Common Holders shall be legended, describing the obligations of the Common Holders under his Section 3.

            3.4. Termination. The obligations of the Common Holders under this
Section 3 shall terminate and be of no further force and effect upon the closing of the registration statement relating to the IPO (as defined in subsection 1.2 above).

            3.5. Assignment. Upon written notice to the Common Holders, the rights granted pursuant to this Section 3 may be assigned by a Holder or its transferees upon a sale or transfer (other than a sale thereof to the public) of Preferred Shares and/or Common Shares held by such Holder or transferee; provided that any transferee of a Holder shall agree to become subject to the obligations of the Holders hereunder.

            3.6. Amendment. The rights and obligations of the Common Holders and the Holders under this Section 3 may only be amended (either generally or in a particular instance) by a statement in writing signed by (i) each Common Holder whose rights and obligations are to be amended and (ii) a majority of the Registrable Securities held by the Holders.

            3.7. No Waiver. The exercise or non-exercise of the rights of a Holder hereunder to participate in one or more sales of Common Shares made by a Common Holder shall not adversely affect their rights to participate in subsequent sales of Common Shares subject to Section 3.

         4. General.

            4.1. Waivers and Amendments.

                 (a) Subject to subsection 3.6, with the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities and provided further that no amendment or waiver may be made which would affect a Holder differently than any other Holder without the written consent of the Holder to be affected differently. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 4.1.

                 (b) The Company and the Additional Purchasers purchasing Series C Shares at each Additional Closing (as each term is defined under the Second Amended Series C Agreement) will execute counterpart signature pages to this Agreement as "Purchasers" and such Additional Purchasers will, upon delivery to the Company of such signature pages, become parties to, and be bound by this Agreement.

            4.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

            4.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            4.4. Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

            4.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by overnight courier service of mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the

Company, at 10401 Bubb Road, Cupertino, CA 95014, or at such other address as the Company shall have furnished to the Purchaser in writing.

            4.6. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

            4.7. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first above written.

                                       "COMPANY"

                                       SILICON ENTERTAINMENT, INC., a

                                       California corporation

                                       By: /s/
                                          ------------------------------

                                       Its:
                                          ------------------------------

         In consideration of the execution and delivery of this Agreement and the transactions contemplated hereby, the undersigned agree to Section 3 hereof.


"EXISTING HOLDERS"                                   "COMMON HOLDERS"

                                                     /s/ Ned P. DeWitt
--------------------------                           --------------------------
(Printed Name)                                       Ned P. DeWitt

If Purchaser is an entity:

By: /s/                                              /s/ Rick Moncrief
--------------------------                           --------------------------
                                                     Rick Moncrief


Its:                                                 /s/ Christopher Morse
--------------------------                           --------------------------
                                                     Christopher Morse

If Purchaser is an individual:

/s/
--------------------------
(Signed Name)

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     SILICON ENTERTAINMENT, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

                               December 31, 1998

"PURCHASER"

-------------------------------
(Printed Name)

If Purchaser is an entity:

By: /s/
  -----------------------------
Its:
  -----------------------------

If Purchaser is an individual:

/s/
-------------------------------
(Signed Name)

-------------------------------
(Printed Name)

                           SILICON ENTERTAINMENT, INC.
                                 AMENDMENT NO. 1
                 TO THIRD AMENDED AND RESTATED RIGHTS AGREEMENT

         This Amendment No. 1 dated June 30, 1999 (this "Amendment") to the Third Amended and Restated Rights Agreement dated December 31, 1998 (the "Rights Agreement") is entered into by and among Silicon Entertainment, Inc., a California corporation (the "Company"), the undersigned holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company (the "Prior Investors") and certain holders of the Company's Common Stock (the "Common Holders"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Rights Agreement.

                                    RECITALS

         A. The Company, the Prior Investors and the Common Holders have previously entered into the Rights Agreement.

         B. The Company and certain investors (the "New Investors") have entered into a Secured Subordinated Convertible Note Purchase Agreement dated June 30, 1999 providing for the issuance of shares of the Company's equity securities (the "Securities") upon conversion of Secured Subordinated Convertible Promissory Notes (the "Convertible Notes") issued by the Company, and such New Investors desire to have the Securities be included as Registrable Securities under the Rights Agreement.

         C. Under Section 4.1 of the Rights Agreement, the Rights Agreement may be amended only with the written consent of the Company and the record or beneficial holders of at least a majority of the Registrable Securities.

         D. The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement in the form hereof.

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. Amendment. The following definition contained in Section 1.1(b) of the Rights Agreement is hereby amended to read in full as follows:

                  "(b) the Term "Registrable Securities" means (i) any and all shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock issued and sold by the Company and held by the Existing Holders, any and all shares of Common Stock of the Company issued or issuable upon conversion of the shares of Series C Preferred Stock issued and sold by the Company pursuant to the Amended Series C Agreement, the Series B Preferred Stock issuable or issued upon exercise of the Warrant to Purchase Shares of Series B Preferred Stock, dated October 15, 1996, issued to Phoenix Leasing Incorporated and any and all Common Shares (as defined in Section 3.1(d) below); (ii) any and all shares of Common Stock of the Company issued or issuable upon conversion of the Convertible Notes; (iii) stock issued in lieu thereof in any reorganization which have not been sold to the public; or (iv) stock issued in respect of the stock referred to in (i), (ii) and (iii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public."

         2. Miscellaneous.

            a. Effect on Rights Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

            b. Separability. In case any provision of this Amendment shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            c. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

            d. Termination. This Amendment shall be terminated and be of no further force and effect upon the termination of the Rights Agreement.

            e. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment, and the performance of the obligations imposed by this Amendment, shall be governed by the laws of the State of California applicable to contracts made and wholly to be performed in that state.

            f. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            g. Waiver of Right of First Offer. Each Prior Investor hereby waives its right to notice and right of first offer granted under the Section 2.6 of the Rights Agreement, solely with respect to the sale and issuance of the Convertible Notes.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Third Amended and Restated Rights Agreement as of the date referenced above.

                                                THE COMPANY:
                                                SILICON ENTERTAINMENT, INC.

                                                By: /s/
                                                  ---------------------------
                                                Name:
                                                    ---------------------------
                                                Title:
                                                    ---------------------------

                                       THE HOLDERS OF COMMON STOCK:

                                       /s/ Ned P. DeWitt
                                       --------------------------------------
                                       Ned P. DeWitt

                                       /s/ Rick Moncrief
                                       --------------------------------------
                                       Rick Moncrief

                                       /s/ Christopher Morse
                                       --------------------------------------
                                       Christopher Morse

                                       THE PRIOR INVESTORS:


                                       --------------------------------------
                                       (Printed Name)

                                       If Prior Investor is an Entity:

                                       By: /s/
                                          -----------------------------------

                                       Its:
                                           ----------------------------------

                                       If Prior Investor is an Individual:

                                       /s/
                                       --------------------------------------
                                       (Signed Name)


                           COUNTERPART SIGNATURE PAGE
                        AMENDMENT NO. 1 TO THIRD AMENDED
                          AND RESTATED RIGHTS AGREEMENT
                           SILICON ENTERTAINMENT, INC.